Exhibit 99.1

Innovex Announces Fourth-Quarter 2024 Results

HOUSTON, February 25, 2025 – Innovex International, Inc. (NYSE: INVX) (“Innovex,” the “Company” or “we”) today announced financial and operating results for the fourth quarter and full year of 2024.

Fourth Quarter Highlights

•
Revenue1 of $251 million, up 65% quarter over quarter
•
Net Income of $32 million, net income margin of 13%
•
Adjusted EBITDA2 of $49 million and Adjusted EBITDA margin2 of 20%
•
Net Cash Provided by Operating Activities of $36 million
•
Free Cash Flow2 of $29 million
•
Income from Operations of $27 million
•
Return on Capital Employed2 of 12%
•
Announced intended divestiture of Dril-Quip’s 128 acre Eldridge facility, an important step to improve margins, efficiency, and returns on invested capital
•
Acquired Downhole Well Solutions (“DWS”), the US market leader in proprietary drilling optimization tools, with untapped international market growth opportunities

Key Subsequent Events

•
Fully realized our targeted $30 million of annualized merger cost synergies just five months after closing of the merger between Innovex Downhole Solutions, Inc, and Dril-Quip, Inc.
•
Acquired SCF Machining Corp (“SCF”) to further increase margins and supply chain flexibility
•
Signed Master Service Agreement with OneSubsea to provide wellheads on Integrated / EPCI contracts
•
Announcing $100 million share buyback authorization

(1)
Q4 2024 revenue comprised the first full quarter of consolidated Dril-Quip and Innovex financials post-merger, which closed on September 6, 2024
(2)
Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP measures. Reconciliations of Adjusted EBITDA to net income, Adjusted Free Cash Flow to net cash provided by operating activities and ROCE to income from operations, the most directly comparable financial measures presented in accordance with GAAP, are outlined in the reconciliation tables accompanying this release.

Adam Anderson, CEO commented, “This was an outstanding fourth quarter, in which we began to see the results of our operational transformation. While we are still in the early stages, we are encouraged by positive progress on our plans to increase margins, drive organic growth, and elevate the customer experience. Our “No-Barriers” culture, in conjunction with the execution of our proven playbook, is once again yielding positive results for both our customers and our shareholders.”

Kendal Reed, CFO continued, “I am excited to share that we have met our total merger cost synergy target of $30 million in annualized savings much sooner than anticipated. We continue to identify opportunities for further margin enhancement and growth, while maintaining a strong and conservative balance sheet. Our capital-light business model has allowed us to convert a high proportion of our EBITDA to free cash flow.”

Financial Summary

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$250,687	$151,817	$133,190	$660,803	$555,539
Net Income	$31,789	$82,586	$18,448	$140,325	$73,926
Net Income Margin	13%	54%	14%	21%	13%
Adjusted EBITDA (1)	$49,063	$27,411	$32,332	$138,501	$131,754
Adjusted EBITDA Margin (1)	20%	18%	24%	21%	24%
Net cash provided by (used in) operating activities	$36,345	$21,722	$21,385	$93,439	$75,864
Free Cash Flow (1)	$28,718	$20,051	$20,243	$79,845	$60,377
Income from operations	$26,912	$(13,218)	$23,302	$49,075	$97,282
ROCE (1)	nm	nm	nm	12%	22%

(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables below. Given ROCE is calculated over a 12 month period, ROCE for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023 are not meaningful ("nm") and therefore have been excluded herein.

Operational & Financial Results

Kendal Reed, CFO commented, “We are pleased by the resilience of both our NAM Land and International and Offshore businesses despite the slowdown of activity. We continue to grow our addressable market by increasing our scope of products and entering new geographic regions.

“Highly accretive acquisition targets, such as DWS and SCF, continue to provide high returning opportunities for reinvestment of our strong free cash flow. DWS was able to grow market share in the US Land market over the course of 2024, despite the US Land rig count decreasing by 13% compared to 2023. We remain highly selective and committed to only pursuing opportunities that fit our high-return, capital-light, small ticket/big impact business proposition while never exceeding one turn of EBITDA in leverage. While we continue to see many intriguing opportunities, our board has also authorized a $100 million share buyback program that will provide a competing use of capital to M&A as well as an additional lever to drive higher ROCE and return capital to shareholders.”

Adam Anderson, CEO concluded. “We see numerous opportunities for organic growth through revenue synergies and untapped international markets. We have already begun seeing these opportunities materialize. We recently combined legacy Innovex and legacy Dril-Quip products on a well for a major IOC in the Gulf of Mexico. We have also begun to deploy DWS products in Canada, Latin America, and the Middle East, leveraging Innovex’s global distribution. We anticipate our newly formed partnership with OneSubsea will allow us to grow our market share in subsea wellheads by providing a collaborative EPCI solution that will benefit our customers with increased choice. We continue to focus on improving our margins, enhancing customer experience, and unlocking value for our shareholders.”

Balance Sheet, Debt, Cash Flow & Other

Net cash provided by operating activities was $36 million and capital expenditures were $8 million (approximately 3% of revenue) for the fourth quarter of 2024.

Innovex generated free cash flow of $29 million during the fourth quarter of 2024 and ended the quarter with $73 million of cash and cash equivalents and $35 million of total debt. Innovex’s total debt balance at the end of the quarter represented 0.26x trailing twelve month Adjusted EBITDA, with $78 million of availability under its revolving credit facility.

Innovex believes in maintaining conservative levels of leverage and ample liquidity in order to maximize strategic flexibility and allow the Company to capitalize on M&A opportunities with strong quantitative and qualitative characteristics.

Return on Capital Employed (“ROCE”)

Innovex’s dedication to efficient capital allocation and prudent investment, combined with our capital light business model, enable us to generate strong returns on our invested capital. Income from operations during the fourth quarter of 2024 was $27 million. Return on Capital Employed (“ROCE”) for the twelve months ended 12/31/2024 was 12%. We remain focused on capital efficiency, which we believe is a key driver of sustainable value creation for our shareholders.

Q1 2025 Guidance

Looking to the first quarter of 2025, Innovex expects to generate $245 - $255 million in total revenue, assuming a flat rig count environment in most markets, with weakness in the Mexican market and relatively low deliveries into the US Offshore market. Innovex expects to generate Adjusted EBITDA of $45 - $50 million in the first quarter of 2025.

Conference Call Details

The Company will host a conference call to discuss financial and operational results on Wednesday, February 26, 2024, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast live and can be accessed by the following link:

https://events.q4inc.com/attendee/250443617

Or by phone:

USA / International Toll +1 (646) 307-1963

USA - Toll-Free (800) 715-9871

Conference ID1774704

Participants are encouraged to join the call approximately 10 minutes prior to the start time to ensure a proper connection. A replay of the call will be available on Innovex’s Investor Relations website shortly after the end of the call.

New Share Repurchase Program

On February 25, 2025, our board of directors approved a new share repurchase program (the “New Share Repurchase Program”) that authorizes repurchases of up to an aggregate of $100 million of our outstanding common stock. In connection with the New Share Repurchase Program, all share repurchase plans previously authorized by the Dril-Quip board of directors have been terminated. The New Share Repurchase Program does not require us to repurchase a specific number of shares or have an expiration date. The New Share Repurchase Program may be suspended or discontinued by our board of directors at any time without prior notice. The authorized repurchases will be made from time to time in the open market, through block trades or in privately negotiated transactions. The timing, volume and nature of share repurchases will be at the discretion of our management and dependent on market conditions, applicable securities laws and other factors, and may be suspended or discontinued at any time. The cost of the shares that are repurchased will be funded from any funds of the Company legally available therefore. Any shares repurchased under the program will be cancelled.

About Innovex International, Inc.

Innovex International, Inc (NYSE: INVX) is a Houston-based company established in 2024 following the merger of Dril-Quip, Inc and Innovex Downhole Solutions, Inc.

Our comprehensive portfolio extends throughout the lifecycle of the well, and innovative product integration ensures seamless transitions from one well phase to the next, driving efficiency, lowering cost, and reducing the rig site service footprint for the customer.

With locations throughout North America, Latin America, Europe, the Middle East and Asia, no matter where you need us, our team is readily available with technical expertise, conventional and innovative technologies, and ever-present customer service.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Innovex’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward- looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risks related to the merger between Innovex Downhole Solutions, Inc. and Dril-Quip, Inc. (the “Merger”) and the acquisition by Innovex of Downhole Well Solutions, LLC (the “Acquisition”), including the ultimate outcome and results of integrating operations, the effects of the Merger and the Acquisition (including the Company’s future financial condition, results of operations, strategy and plans), potential adverse reactions or changes to business relationships resulting from the completion of the Merger and the Acquisition, expected benefits from the Merger and the Acquisition and the ability of the Company to realize those benefits, the significant costs required to integrate operations, whether Merger or Acquisition-related litigation will occur and, if so, the results of any litigation, settlements and investigations, the risks related to economic conditions and other factors that might affect the timing and amount of the New Share Repurchase Program and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Innovex disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Investor Relations Contact

Avinash Cuddapah

Sr. Director – Investor Relations investors@innovex-inc.com

(346) 398-0000

Innovex International, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues	$250,687	$151,817	$133,190	$660,803	$555,539

Cost of revenues	165,817	99,138	84,739	428,172	360,102
Selling, general and administrative expenses	38,278	37,984	18,689	116,181	72,797
(Gain) loss on sale of assets	(167)	(169)	35	(654)	106
Depreciation and amortization	12,039	7,786	6,083	31,207	22,659
Impairment of long-lived assets	-	-	-	3,522	266
Acquisition costs	7,808	20,296	342	33,300	2,327
Income from operations	$26,912	$(13,218)	$23,302	$49,075	$97,282

Interest expense	375	729	792	2,430	5,506
Other expense (income), net	700	(269)	483	298	385
Equity method earnings	(386)	(1,018)	(1,460)	(2,616)	(2,975)
(Gain on) reduction of bargain purchase	6,847	(92,659)	-	(85,812)	-
Gain on consolidation of equity method investment	(8,037)	-	-	(8,037)	-
Income before income taxes	$27,413	$79,999	$23,487	$142,812	$94,366

Income tax expense (benefit)	(4,376)	(2,587)	5,039	2,487	20,440
Net income	$31,789	$82,586	$18,448	$140,325	$73,926
Foreign currency translation adjustment	(10,607)	2,457	2,057	(10,969)	(1,753)
Comprehensive income	$21,182	$85,043	$20,505	$129,356	$72,173

Earnings per common share
Basic	$0.47	$2.03	$0.60	$2.82	$2.39
Diluted	$0.47	$1.99	$0.57	$2.77	$2.29
Weighted average common shares outstanding
Basic	67,889,524	40,728,902	30,928,647	49,727,093	30,928,647
Diluted	68,044,174	41,530,978	32,239,512	50,627,004	32,338,518

Innovex International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and restricted cash	$73,278	$99,895	$7,406
Trade receivables, net	239,506	225,067	118,360
Inventories	271,173	297,519	141,188
Other current assets	57,434	54,851	21,318
Total current assets	641,391	677,332	288,272

Noncurrent assets
Property and equipment, net	190,786	182,230	52,424
Equity method investment	-	19,923	20,025
Goodwill and net intangibles	168,539	59,719	65,740
Right of use leases - operating	54,873	47,352	32,673
Deferred tax asset, net	134,540	138,523	14,017
Other long-term assets	7,354	7,704	2,149
Total noncurrent assets	556,092	455,451	187,028

Total assets	$1,197,483	$1,132,783	$475,300

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$65,201	$83,613	$32,035
Accrued expenses	60,593	55,884	28,736
Operating lease liabilities	10,547	9,093	7,358
Other current liabilities	15,850	15,520	670
Current portion of long-term debt and finance lease obligations	10,467	10,695	9,824
Total current liabilities	162,658	174,805	78,623

Noncurrent liabilities
Long-term debt and finance lease obligations	24,901	12,351	40,566
Operating lease liabilities	45,153	39,314	27,159
Other long-term liabilities	6,615	1,962	31
Total noncurrent liabilities	76,669	53,627	67,756
Total Liabilities	$239,327	$228,432	$146,379

Total stockholders’ equity	$958,156	$904,351	$328,921

Total liabilities and stockholders’ equity	$1,197,483	$1,132,783	$475,300

Innovex International, Inc.
Condensed Consolidated Statement of Cash Flows
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flows from operating activities
Net income	$31,789	$82,586	$18,448	$140,325	$73,926
Adjustments to reconcile net income to net cash provided by (used in) operating activities	9,782	(71,311)	11,367	(42,185)	24,071
Changes in operating assets and liabilities, net of amounts related to acquisitions	(5,226)	10,447	(8,430)	(4,701)	(22,133)
Net cash provided by operating activities	$36,345	$21,722	$21,385	$93,439	$75,864

Cash flows used in investing activities
Payments on acquisitions, net of cash acquired	$(65,521)	$-	$-	$(65,521)	$-
Capital expenditures	(7,627)	(1,671)	(1,142)	(13,594)	(15,487)
Proceeds from sale of property and equipment	1,194	1,074	322	3,247	1,410
Equity method investment	-	-	-	-	(18,350)
Cash acquired in stock based business combination	-	154,312	-	154,312	-
Net cash provided by (used in) investing activities	$(71,954)	$153,715	$(820)	$78,444	$(32,427)

Cash flows provided by financing activities
Net borrowings (repayments) on line of credit	$14,000	$-	$(8,050)	$(9,200)	$(23,800)
Net repayments on term loan	(1,249)	(2,533)	(1,250)	(6,282)	(5,400)
Payments on finance leases	(1,561)	(1,386)	(1,126)	(5,698)	(3,865)
Dividend payment	-	(74,983)	-	(74,983)	-
Other financing	(50)	(6,388)	(11,107)	(6,909)	(11,500)
Net cash provided by (used in) financing activities	$11,140	$(85,290)	$(21,533)	$(103,072)	$(44,565)

Effect of exchange rate changes on cash and cash equivalents	(2,148)	(608)	67	(2,939)	118

Net change in cash and cash equivalents	$(26,617)	$89,539	$(901)	$65,872	$(1,010)

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA (a non-GAAP measure) as net income before interest expense, income tax expense, depreciation and amortization, (gain)/loss on sale of assets and other expense, net, further adjusted to exclude certain items which we believe are not reflective of our ongoing performance or which are non-cash in nature. Management uses Adjusted EBITDA to assess the profitability of our business operations and to compare our operating performance to our competitors without regard to the impact of financing methods and capital structure and excluding costs that management believes do not reflect our ongoing operating performance. We track Adjusted EBITDA on an absolute dollar basis and as a percentage of revenue, which we refer to as Adjusted EBITDA Margin.

Free Cash Flow

We also utilize Free Cash Flow (a non-GAAP measure) to evaluate the cash generated by our operations and results of operations. We define Free Cash Flow as net cash provided by operating activities less capital expenditures, as presented in our Consolidated Statements of Cash Flows. Management believes Free Cash Flow is useful because it demonstrates the cash that was available in the period that was in excess of our needs to fund our capital expenditures. We track Free Cash Flow both on an absolute dollar basis and as a percentage of revenue. Free Cash Flow does not represent our residual cash flow available for discretionary expenditures, as we have non-discretionary expenditures, including, but not limited to, principal payments required under the terms of our credit facility, which are not deducted in calculating Free Cash Flow.

Return on Capital Employed (ROCE)

We utilize Return on Capital Employed ("ROCE") (a non-GAAP measure) to assess the effectiveness of our capital allocation over time and to compare our capital efficiency to our competitors. We define ROCE as Income from Operations, before acquisition costs and after tax (resulting in Adjusted Income from Operations, after tax) divided by average capital employed. Capital employed is defined as the combined values of debt and stockholders’ equity.

Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and ROCE do not represent and should not be considered alternatives to, or more meaningful than, net income and net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Our computation of Adjusted EBITDA, Free Cash Flow and ROCE may differ from computations of similarly titled measures of other companies. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure, see tables below.

Management has provided outlook regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. A reconciliation of this non-GAAP financial measure to the corresponding GAAP financial measure has not been provided because guidance for the various reconciling items is not provided. The Company is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the Company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Innovex International, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$250,687	$151,817	$133,190	$660,803	$555,539

Net income	$31,789	$82,586	$18,448	$140,325	$73,926
Interest expense	375	729	792	2,430	5,506
Income tax expense (benefit)	(4,376)	(2,587)	5,039	2,487	20,440
Depreciation and amortization	12,039	7,786	6,083	31,207	22,659
EBITDA	$39,827	$88,514	$30,362	$176,449	$122,531

Other non-operating (income) expense, net (1)	700	(269)	483	298	385
(Gain) loss on sale of assets	(167)	(169)	35	(654)	106
Impairment of long-lived assets	-	-	-	3,522	266
Acquisition costs (2)	7,808	20,296	342	33,300	2,327
Equity method adjustment (3)	661	790	250	3,202	1,735
(Gain on) reduction of bargain purchase	6,847	(92,659)	-	(85,812)	-
Gain on consolidation of equity method investment	(8,037)	-	-	(8,037)	-
Stock based compensation	1,424	10,908	470	13,248	1,962
IPO preparation expenses (4)	-	-	390	2,985	2,442
Adjusted EBITDA	$49,063	$27,411	$32,332	$138,501	$131,754

Net Income (Loss) % Revenue	13%	54%	14%	21%	13%
Adjusted EBITDA Margin	20%	18%	24%	21%	24%

(1)
Primarily represents foreign currency exchange gain/loss, gain/loss on lease terminations, and other non-operating items.
(2)
Consists of legal, accounting, advisory fees, and other integration costs associated with acquisitions, primarily related to Dril-Quip and DWS. These acquisition costs are one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our business.
(3)
Reflects the elimination of our percentage of interest expense, depreciation, amortization and other non-recurring expenses included within equity method earnings relating to our previously unconsolidated investment in DWS.
(4)
Reflects legal, consulting and accounting fees and expenses related to the preparation of Legacy Innovex's initial public offering.

Innovex International, Inc.
Reconciliation of Income from Operations to ROCE
(in thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Income from operations	$49,075	$45,465	$97,282
Plus: Acquisition Costs	33,300	25,834	2,327
Less: Income tax expense	(2,487)	(11,901)	(20,440)
Adjusted income from operations, after tax	$79,888	$59,398	$79,169

Beginning debt	$50,390	$69,997	$89,119
Beginning equity	$328,921	$307,946	$251,280
Ending debt	35,368	23,046	50,390
Ending equity	958,156	904,351	328,921
Average capital employed	$686,418	$652,670	$359,855

ROCE	12%	9%	22%

Innovex International, Inc.
Reconciliation of Net Cash from Operations to Free Cash Flow
(in thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by (used in) operating activities	$36,345	$21,722	$21,385	$93,439	$75,864
Capital expenditures	(7,627)	(1,671)	(1,142)	(13,594)	(15,487)
Free Cash Flow	$28,718	$20,051	$20,243	$79,845	$60,377

Innovex International, Inc.
Geographic Revenue Details
(in thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
North America Onshore ("NAM")
Product revenues	$75,397	$79,668	$68,275	$286,802	$297,176
Rental revenues	10,123	5,228	2,150	19,305	10,839
Service revenues	17,254	13,411	14,923	54,952	58,100
Revenue - North America Onshore	$102,774	$98,307	$85,348	$361,059	$366,115

International & Offshore
Product revenues	$108,675	$46,975	$39,363	$240,592	$163,626
Rental revenues	17,039	4,172	6,614	30,977	20,507
Service revenues	22,199	2,363	1,865	28,175	5,291
Revenue - International & Offshore	$147,913	$53,510	$47,842	$299,744	$189,424

Total Revenue	$250,687	$151,817	$133,190	$660,803	$555,539